Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

This Warrant Will Be Void After 5:00 PM C.S.T. On July 20, 2009

WARRANT CERTIFICATE

To Purchase 100,000 Shares Of Common Stock Of

FINDEX.COM, INC.

- A Nevada Corporation -

This is to certify that, for value received, W. Sam Chandoha (the “Holder”) is entitled to purchase, subject to the provisions of this Warrant Certificate, from Findex.com, Inc. a Nevada corporation (the “Company”), at any time up to 5:00 PM C.S.T. on July 20, 2009, up to an aggregate of one hundred thousand (100,000) shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) at a purchase price per share of 07/100 cents (USD$0.07) in currency of the United States of America. The number of shares of Common Stock to be received upon the exercise of the warrant reflected by this Warrant Certificate (the “Warrant”) and the exercise price to be paid for each share of Common Stock purchased pursuant to this Warrant may be adjusted from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise are hereinafter sometimes referred to as “Warrant Shares,” and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

    1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, and from time to time, up to 5:00 PM C.S.T. on July 20, 2009. If the date on which the Holder’s right to purchase Common Stock expires is a day on which national banks in the United States of America are authorized by law to close, then that right shall expire on the next succeeding day that is not such a day. The Holder shall exercise all rights to purchase Common Stock by presenting and surrendering this Warrant Certificate to the Company at its principal office, located at 11204 Davenport Street, Suite 100, Omaha, Nebraska, 68154, together with a Warrant Exercise Form (in the form annexed hereto) duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If the Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of a Warrant Exercise Form (in the form annexed hereto) duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, the Holder shall be deemed to be the holder of record of that number shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not actually have been delivered to the Holder. As soon as practicable after each exercise of the Warrant, if any, the Company will deliver the shares issuable upon such exercise to the Holder in accordance with the terms of this Warrant Certificate.

    2.  Issuance and Delivery of Shares. The Company hereby represents, warrants and agrees that at all times there shall be reserved for authorized issuance the number of shares of Common Stock as shall be required for issuance or delivery upon exercise of the Warrant.

    3.  Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

        (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sales price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant, or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

        (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not so quoted on NASDAQ then by the the OTC Bulletin Board, or, if applicable, the Pink Sheets, on the last business day prior to the date of the exercise of the Warrant; or

        (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be the value determined in such reasonable manner as may be prescribed by the Company’s board of directors.

    4. Transfer, Assignment or Loss of Warrant Certificate.

        (a) Subject to the restrictions set forth in this Section 4, the Holder may assign this Warrant, in whole or in part, or any interest herein. This Warrant and the Warrant Shares have not been filed or registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. This Warrant and the Warrant Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”) and the applicable state securities laws (the “Blue Sky Laws”), pursuant to registration thereunder or exemption therefrom. Upon receipt by the Company of an opinion of counsel satisfactory to the Company and its counsel stating that such transfer does not violate the Securities Act or the Blue Sky Laws, the Company will, at the request of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, exchange this Warrant Certificate for one or more Warrant Certificates, in such denominations as the Holder shall specify, registered in such name or names as the Holder shall designate. If, at the time of such transfer or assignment, the Warrant has not been registered under the Securities Act, then each such transferee and assignee shall furnish the Company with evidence satisfactory to it that such transferee or assignee is acquiring such Warrant for his, her or its own account, for investment purposes and not with a view towards a distribution thereof or of the Warrant Shares issuable upon its exercise. The term “Warrant,” as used herein, includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

        (b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate in the case of mutilation, the Company will execute and deliver a new Warrant Certificate of like tenor and date.

        (c) The Company may cause any legend required under the Securities Act and applicable Blue Sky laws, or advisable in the opinion of its legal counsel, to be set forth on each Warrant Certificate.

    5.  Investment Representations

The Holder hereby represents and warrants to the Company as follows:

        (a) Holder is experienced in evaluating and investing in companies such as the Company and is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

        (b) Holder is acquiring the Warrant (and will acquire the Warrant Shares if this Warrant is exercised) for investment only, for his own account and not with a view to, or for resale in connection with, any distribution thereof, in violation of the Securities Act. Holder understands that the Warrant (and any Warrant Shares) to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

    6. Rights of the Holder. The Holder shall not, by virtue of its status as a holder of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or equity and the rights of the Holder as the holder of this Warrant are limited to those expressed in this Warrant Certificate.

    7. Notices to Warrantholders. So long as this Warrant shall remain outstanding and any portion of it shall be unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the Company’s capital stock, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the Company’s property and assets to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

    8. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such classification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

    9. Spin-Offs. In the event the Company spins-off a subsidiary by distributing to the Company’s stockholders as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Warrant shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

    10. Miscellaneous.

        (a) All notices given under this Warrant shall be in writing, addressed to the parties as set forth below and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipients time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (e.g. Federal Express, Airborne Express, DHL, or UPS Overnight):
If to the Holder: W. Sam Chandoha 333 East 79th Street, Penthouse North New York, NY 10021 Att: W. Sam Chandoha Facsimile No. ______________

If to the Company:

    FindEx.com, Inc.
    11204 Davenport Street, Suite 100
    Omaha, Nebraska 68154
    Attention: Steven P. Malone, President /CEO
    Facsimile No. (402) 778-5763

With a copy (that does not constitute notice) to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Facsimile No. (646) 486-9771
Att: Michael M. Membrado

        (b) This Warrant shall be binding upon and, except for the limitations on transfer and assignment contained in Section 4, shall inure to the benefit of the successors in interest of the Company and the Holder, respectively.

        (c) This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada; provided, however, that, if any provision of this Warrant Certificate shall be unenforceable under Nevada law but enforceable under Nevada law, then Nevada shall govern the construction and enforcement of that provision. The courts of the State of Nevada shall have exclusive jurisdiction and venue for the adjudication of any civil action arising out of or othrwise relating to this Warrant, and consent to such jurisdiction and venue is hereby irrevocably consented to.

        (d) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Dated as of July 20, 2006.
ATTEST: By: /s/ Kirk R. Rowland Kirk R. Rowland, Secretary	FINDEX.COM, INC. A Nevada Corporation By: /s/ Steven Malone Steven Malone, President & Chief Executive Officer

CORPORATE SEAL: